SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                September 9, 2003
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

                                  MICHIGAN                                                                             38-0751137

                (State or other jurisdiction of                                                                   (I.R.S. Employer
                     incorporation or organization)                                                              Identification No.)

            1284 North Telegraph Road, Monroe, Michigan                                            48162-3390

                   (Address of principal executive offices)                                                     (Zip Code)

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name, former address and former fiscal year, if changed since last report.)

Item 5: Other Events.
On September 9, 2003, Jerry Kiser stepped down as the Company’s president and CEO and resigned from the Board of the Company. Kurt Darrow has been named as a director of La-Z-Boy Incorporated and appointed as the president and CEO.   See the attached press release included as Exhibit 99.1

Exhibit 99.1

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY PRESIDENT KISER TO STEP DOWN;
DARROW APPOINTED PRESIDENT AND CEO

MONROE, Mich., September 9, 2003 – La-Z-Boy Incorporated (NYSE, PCX: LZB) announced today that Jerry Kiser has elected to step down as the Company’s president and chief executive officer and the Board has appointed Kurt L. Darrow, a 24 year La-Z-Boy veteran, to succeed him.

Patrick H. Norton, La-Z-Boy’s chairman of the board, said “I am very pleased that we have an individual of Darrow’s talents, experience and reputation in the furniture industry to elevate to this key leadership role at La-Z-Boy. He is well known and well respected by our dealers and employees, and those relationships will permit him to complete the transition of La-Z-Boy as a globally based company started under Kiser’s leadership.”

Most recently Darrow served as president of La-Z-Boy Residential, the Company’s flagship brand and largest division. His previous roles during his career include senior vice president of sales & marketing and vice president of sales, a position he held for nearly 12 years. Under his direction, the Residential division’s annual sales volume more than doubled, and he played a pivotal role in the successful introduction and evolution of the Company’s proprietary distribution system. Darrow holds a Bachelor’s Degree from Adrian College, where he serves as a member of the College’s Board of Trustees.

Norton went on to say, “Kiser was instrumental in bringing La-Z-Boy through a period of great turmoil in the furniture industry. Kiser will assist the Board and Darrow in an orderly transition of leadership responsibilities.”

Background Information

With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, La-Z-Boy Contract Furniture Group and Sam Moore, and the La-Z-Boy Casegoods Group companies are Alexvale, American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 317 stand-alone La-Z-Boy Furniture Galleries® stores and 320 La-Z-Boy In-Store Gallerys in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry’s fifth largest U. S. furniture retailer and the second largest single source furniture retailer. Additional information is available at http://www.la-z-boy.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: September 10, 2003

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer